Exhibit 99.1

AG Mortgage Investment Trust, Inc. Announces Exchange Offer

New York, NY – August 14, 2020 – AG Mortgage Investment Trust, Inc. (NYSE: MITT) (“MITT” or the “Company”) today announced that it has commenced an offer to exchange (the “Exchange Offer”) newly issued shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for up to 1,363,670 validly tendered and accepted shares of 8.25% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series A Preferred”), 8.00% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series B Preferred”), and 8.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series C Preferred” and, together with the Series A Preferred and the Series B Preferred, the “Preferred Stock”), without regard to series, subject to, as necessary, proration. Consideration offered under the Exchange Offer will be limited to 6,818,350 newly issued shares of Common Stock representing approximately 19.9% of the Common Stock to be outstanding immediately prior to the Expiration Date (as defined herein).

For each share of Preferred Stock validly tendered prior to 11:59 p.m., New York City Time, on September 11, 2020 (the “Expiration Date”) and not withdrawn, holders of the Preferred Stock will be eligible to receive the applicable exchange consideration set out in the table below subject to, as necessary, proration (the “Exchange Consideration”).

Title of Series/CUSIP Number/Trading Symbol of Preferred Stock	Outstanding Shares Prior to the Exchange Offer	Exchange Consideration
Series A Preferred / 001228204 / MITT PrA	2,070,000	5 shares of newly issued Common Stock for each share of Series A Preferred (subject to proration)
Series B Preferred / 001228303 / MITT PrB	4,600,000	5 shares of newly issued Common Stock for each share of Series B Preferred (subject to proration)
Series C Preferred / 001228402 / MITT PrC	4,600,000	5 shares of newly issued Common Stock for each share of Series C Preferred (subject to proration)

The Company is relying on Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), to exempt the Exchange Offer from the registration requirements of the Securities Act.

Available Documents and Other Details

The Company is making the Exchange Offer pursuant to the terms of and subject to the conditions set forth in the tender offer statement on Schedule TO, and related offer to exchange (the “Offer to Exchange”). Copies of the Offer to Exchange may be obtained from the Information Agent at the contact details provided below or at www.dfking.com/MITT.

Documents relating to the Exchange Offer will be distributed to holders of Preferred Stock. The complete terms and conditions of the Exchange Offer are set forth in the Offer to Exchange. This press release is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to purchase any shares of Common Stock or Preferred Stock. The Exchange Offer is only being made pursuant to, and this press release is qualified by reference to, the Offer to Exchange. The Exchange Offer is not being made to holders of Preferred Stock in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The Exchange Agent for the Exchange Offer is American Stock Transfer & Trust Company, LLC and can be contacted by calling 877-248-6417 or 718-921-8317. The Information Agent for the Exchange Offer is D.F. King & Co., Inc. and can be contacted by calling 800-488-8035 or emailing MITT@dfking.com.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates on the loans we own that underlie our investment securities, increases in default rates or delinquencies and/or decreased recovery rates on our assets, our ability to make distributions to our stockholders in the future, our ability to maintain our qualification as a REIT for federal tax purposes, our ability to qualify for an exemption from registration under the Investment Company Act of 1940, as amended, prior to the expiration of our one year grace period, the availability and terms of financing, changes in the fair value of our assets, including negative changes resulting in margin calls relating to the financing of our assets, changes in general economic conditions, in our industry and in the finance and real estate markets, including the impact on the value of our assets, conditions in the market for Agency RMBS, Non-Agency RMBS and CMBS securities, Excess MSRs and loans, conditions in the real estate market, legislative and regulatory actions by the U.S. Department of the Treasury, the Federal Reserve and other agencies and instrumentalities in response to the economic effects of the novel coronavirus (COVID-19) pandemic that could adversely affect the business of the Company, the forbearance program included in the Coronavirus Aid, Relief, and Economic Security Act and the ongoing spread and economic effects of COVID-19. Additional information concerning these and other risk factors are contained in the Company's filings with the Securities and Exchange Commission ("SEC"), including its most recent Annual Report on Form 10-K and subsequent filings, including its quarterly report on Form 10-Q for the three months ended June 30, 2020. Copies are available free of charge on the SEC's website, http://www.sec.gov/. All information in this press release is as of August 14, 2020. The Company undertakes no duty to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contact:
AG Mortgage Investment Trust, Inc.
Investor Relations
(212) 692-2110
ir@agmit.com

ABOUT AG MORTGAGE INVESTMENT TRUST, INC.

AG Mortgage Investment Trust, Inc. is a hybrid mortgage REIT that opportunistically invests in and manages a diversified risk-adjusted portfolio of Residential and Commercial Investments. AG Mortgage Investment Trust, Inc. is externally managed and advised by AG REIT Management, LLC, a subsidiary of Angelo, Gordon & Co., L.P., an SEC-registered investment adviser that specializes in alternative investment activities.

ABOUT ANGELO GORDON
Angelo, Gordon & Co., L.P. is a privately held limited partnership founded in November 1988. The firm manages approximately $39 billion as of June 30, 2020 with a primary focus on credit and real estate strategies. Angelo Gordon has over 550 employees, including more than 200 investment professionals, and is headquartered in New York, with offices in the U.S., Europe and Asia. For more information, visit www.angelogordon.com.
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